EXHIBIT 10.10

SECURED PROMISSORY NOTE

$1,200,000.00	Date: August 9, 2001

                The undersigned, LIQUITEK ENTERPRISES, INC., a Nevada corporation (“LEI”) with offices at 1350 East Draper Parkway, Draper, Utah 84020, and THERMOFLOW CORPORATION, a Nevada corporation with offices at 4000 Arcata Way, North Las Vegas, Nevada 89030 (hereinafter jointly referred to as “Makers”), promise to pay to BART WARNER REVOCABLE TRUST, at 2240 South 5370 West, West Valley City, Utah  84120 or holder (“Payee”), the sum One Million Two Hundred Thousand Dollars ($1,200,000.00), with interest on the unpaid principal balance at the rate of twelve percent (12.0%) per annum, interest payable quarterly commencing on December 31, 2001 and continuing on the last day of each calendar quarter thereafter until paid in full, principal and accrued but unpaid interest payable on or before the close of business on August 9, 2002.  Privilege is given and reserved to prepay, without penalty, all or any part

                A default (“Event of Default”) shall occur on this Note upon (i) Makers’ failure to make the payment required on this Note; (ii) the filing of a petition in bankruptcy by either of Makers which is not dismissed within sixty (60) days; or (iii) the appointment of a receiver for either of Makers; (iv) an assignment for the benefit of creditors.  In the case of an Event of Default, the Payee shall have the right to declare the entire principal and accrued but unpaid interest on this Note immediately due and payable.

                This Note is a joint and several obligation of LEI and Thermoflow and is secured in accordance with;

(i) the terms of that certain Deed of Trust, a copy of which is attached hereto as Exhibit “A,” a copy of which is attached hereto and incorporated herein by this reference,

(ii) the terms of that certain Security Agreement dated August 9, 2001, a copy of which is attached hereto as Exhibit “B,” a copy of which is attached hereto and incorporated herein by this reference, and

(iii) the terms of that certain Pledge Agreement dated August 9, 2001, a copy of which is attached hereto as Exhibit “C” and incorporated herein by this reference.

                Payee shall be entitled to collect a reasonable attorneys’ fee from Makers, as well as other costs and expenses reasonably incurred, in curing any default or attempting collection of the payment due on this Note.  This Note shall be payable in lawful money of the United States.  This Note shall be governed by and construed solely in accordance with the laws of the State of Utah.  If any term, provision, covenant, or condition of this Note is held to be invalid, void, or unenforceable, the rest of the Note shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

                IN WITNESS WHEREOF, Makers have executed this Promissory Note as of the day first hereinabove written at Draper, Utah.

MAKERS:		LIQUITEK ENTERPRISES, INC.

By:
Lester W.B. Moore, President/CEO

THERMOFLOW CORPORATION

By:
Lester W.B. Moore, CEO